SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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FX Energy, Inc.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FX ENERGY, INC.

3006 Highland Drive, #206

Salt Lake City, Utah 84106 USA

Telephone: (801) 486-5555

Facsimile: (801) 486-5575

April 20, 2009

Dear FX Energy Stockholder:

Our Proxy Statement for the 2009 Annual Stockholders’ Meeting of FX Energy, Inc., and our 2008 Annual Report are enclosed. At this meeting, we will seek your support for the election of directors and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009.

These are important considerations for all stockholders. Therefore, the Board of Directors urges you to review each of these proposals carefully. The enclosed proxy statement discusses the intended benefits as well as possible disadvantages of these proposals.

Your Board of Directors believes that the adoption of each of the proposals is in the best interests of all stockholders.

Sincerely,

FX ENERGY, INC.

David N. Pierce

President

TABLE OF CONTENTS

Page

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 2009

PROXY STATEMENT

Introduction	1

Corporate Governance	2

Proposal 1. Election of Directors	6

Proposal 2. Ratification of the Appointment by the Audit Committee of
PricewaterhouseCoopers LLP as the Company’s Independent
Registered Public Accounting Firm	6

Principal Stockholders	7

Section 16(a) Beneficial Ownership Reporting Compliance	8

Certain Relationships and Related-Party Transactions	8

Report of the Compensation Committee	9

Executive Compensation	9

Audit Committee Report	19

Relationship with Independent Auditors	20

Other Matters	21

FX ENERGY, INC.

3006 Highland Drive, Suite 206

Salt Lake City, Utah 84106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2009

To the Stockholders of FX Energy, Inc.:

The 2008 Annual Stockholders’ Meeting (the “Annual Meeting”) of FX Energy, Inc. (the “Company”) will be held June 10, 2009, in the Sussex Room, Grand America Hotel, 555 South Main Street, Salt Lake City, Utah. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

(1)	to elect three directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2009; and

(3)	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only owners of record of the Company’s common stock outstanding as of the close of business April 15, 2009 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Holders of at least a majority of the shares of common stock outstanding on the Record Date must be represented at the meeting to constitute a quorum for conducting business.

The attendance at and/or vote of each stockholder at the Annual Meeting is important, and each stockholder is encouraged to attend.

FX ENERGY, INC.
By Order of the Board of Directors

Scott J. Duncan, Secretary
Salt Lake City, Utah
April 20, 2009

IMPORTANT

Regardless of whether you plan to attend the meeting in person, please fill in, sign, date, and return the enclosed proxy promptly in the self-addressed, stamped envelope provided. No postage is required if mailed in the United States. If you prefer, you may send the Company your proxy by facsimile transmission at 1-801-486-5575.

SPECIAL REQUEST

If your shares are held in the name of a brokerage firm, nominee, or other institution, only it can vote your shares. Please contact promptlythe person responsible for your account and give instructionsfor your shares to be voted.

FX ENERGY, INC.

3006 Highland Drive, Suite 206

Salt Lake City, Utah 84106

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies, on behalf of FX Energy, Inc., to be voted at the Annual Meeting to be held in the Sussex Room, Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on June 10, 2009, at 10:00 a.m., local time, or at any adjournment thereof. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, the proxy will be voted as follows at the Annual Meeting:

(1)

FOR the election of three nominees of the Company set forth herein as directors of the Company to serve as directors until the expiration of their respective terms and until their successors are elected and qualified;

(2)	TO ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2009; and

(3)	IN accordance with the best judgment of the persons acting as proxies on other matters presented for a vote.

The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the Secretary of the Company or sent by facsimile transmission to 1-801-486-5575, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Company’s recommendations as set forth above.

The Company will bear the entire expense of this proxy solicitation. In addition to this solicitation, officers, directors, and regular employees of the Company, who will not receive extra compensation for such services, may solicit proxies by mail, by telephone, or in person. This proxy statement and form of proxy were first mailed to stockholders on or about April 30, 2009.

Only holders of the Company’s 42,451,978shares of common stock, par value $0.001, outstanding as of the close of business on April 15, 2009 (the “Record Date”), will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Holders of at least a majority of the shares of common stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

All properly executed and returned proxies, as well as shares represented in person at the meeting, will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker nonvotes. Under Nevada corporate law and the Company’s Articles of Incorporation and Bylaws, the election of directors requires the vote of a plurality of the votes cast at the Annual Meeting. Abstentions and broker nonvotes will not be counted for the election of directors. Routine matters are considered approved by the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Therefore, abstentions and broker nonvotes are not counted and will have the same legal effect as a vote in favor of matters other than the election of directors.

Officers and directors holding an aggregate of 1,623,529 shares of common stock, or approximately 3.8% of the outstanding shares, have indicated their intent to vote in favor of all proposals.

The Company’s policy is that each member of the Board of Directors is encouraged, but not required, to attend the Annual Meeting. All but one of the Company’s directors attended the Company’s 2008 annual meeting.

CORPORATE GOVERNANCE

Executive Officers, Directors

The following sets forth the name, age, term of directorship, and principal business experience of each executive officer and director of the Company:

		Year
Name	Age	Director Since	Term Expires	Business Experience During Past Five Years and Other Information

Directors

David N. Pierce	63	1992	2011

President and a director of the Company since 1992, Chairman from 1992 through 2003. Co-founder with his brother, Andrew W. Pierce, of the Company’s predecessor, Frontier Exploration Company. Executive capacities with privately held oil and gas companies since 1979 and an attorney with more than 30 years of experience in natural resources, securities, and international business law.

Thomas B. Lovejoy	73	1995	2010

Chairman of the Board of Directors since October 2003, Executive Vice-President effective February 2007, Chief Financial Officer from 1999 to 2007, Vice-Chairman from 1995 through 2003, and a consultant to the Company from 1995 to 1999. More than 30 years investment banking experience.

Jerzy B. Maciolek	59	1995	2009

Vice-President of International Exploration and a director of the Company since 1995. Employed by the Company since September 1995. Instrumental in the Company’s exploration efforts in Poland. Geophysicist with more than 30 years experience in Poland, Kazakhstan, and western United States. Graduate of the Mining and Metallurgy Academy in Krakow, Poland.

Arnold S. Grundvig, Jr.	60	2003	2010

Director of the Company since 2003. President and Chief Financial Officer of A-Systems Corporation, a developer of accounting software, since 1993. Previously various executive-level positions in financial management. Mr. Grundvig is a member of the Company’s Audit Committee and Nomination and Governance Committee and was appointed as Chairman of its Compensation Committee in early 2009.

Richard Hardman CBE	73	2003	2009

Exploration Advisor since February 2003 and director since October 27, 2003. Over a career spanning more than 40 years, worked in oil and gas exploration as a geologist in Libya, Kuwait, Colombia, Norway, and the North Sea. Chairman of the Petroleum Society of Great Britain, President of the Geological Society of London, European member of the Advisory Council of the American Association of Petroleum Geologists, and former Chairman and current committee member of APPEX, a farmout fair organization based in London. Commander of the British Empire in New Year Honours List of 1998 for services to the oil industry. Mr. Hardman is a member of the Company’s Nomination and Governance Committee and Compensation Committee.

		Year
Name	Age	Director Since	Term Expires	Business Experience During Past Five Years and Other Information
Dennis B. Goldstein	63	2003	2011

Mr. Goldstein has been a director since October 2003, and was appointed Lead Director November 2003. He previously served as a member of the Board of Directors from 1999 to 2002, and was a member of the Audit Committee of the Company prior to his resignation. Attorney engaged in natural resource matters for over 30 years. Mr. Goldstein is Chairman of the Company’s Nomination and Governance Committee and is a member of its Audit Committee and Compensation Committee.

H. Allen Turner	56	2007	2009

Mr. Turner was appointed to the Board of Directors in February 2007. Mr. Turner has 25 years experience in finance, including 20 years as a senior executive at Devon Energy Corporation. Since 2001, Mr. Turner has served as a director of Cortland Associates, a registered investment advisor, and as a private investor. Mr. Turner is Chairman of the Company’s Audit Committee and a member of the Company’s Nomination and Governance Committee and Compensation Committee.

Executive Officers

Andrew W. Pierce	61	--	--

Vice-President of Operations of the Company since 1992, director from 1992 through his resignation in 2003. Co-founder with his brother, David N. Pierce, of the Company’s predecessor, Frontier Exploration Company. More than 30 years of experience in oil and gas exploration, drilling, production and leasing experience, with primary management and line responsibility for drilling and completion activities.

Clay Newton	52	--	--

Vice-President of Finance, Treasurer, and Chief Accounting Officer since 2003 and a director from 2002-2003. Executive accounting and financial management for energy and technology firms for over 25 years.

Scott J. Duncan	60	--	--

Vice-President Investor Relations and Secretary of the Company, director from 1993 through 2004, when he did not stand for reelection, and financial consultant to the Company from its inception through April 1993.

Director Independence

The Board of Directors has determined that Dennis B. Goldstein, Arnold S. Grundvig, Jr., Richard Hardman, and H. Allen Turner are “independent directors” as that term is defined in Rule 4200(a)(15) of NASDAQ.

Board of Directors’ Meetings and Committees

Board of Directors

The Board of Directors held four meetings during 2008 and one meeting to date in 2009. The directors also discussed the Company’s business and affairs informally on numerous occasions throughout the year and took several actions through unanimous written consents in lieu of meetings.

Audit Committee

The Company’s Audit Committee Charter was included as an appendix to the proxy statement for its 2004 annual meeting of stockholders and is available on the Company’s website, www.fxenergy.com. The Audit Committee of the Board of Directors is currently composed of three independent directors: H. Allen Turner, its Chairman, and Arnold S. Grundvig, Jr., each of whom the Board of Directors has determined to be an audit committee financial expert, and Dennis B. Goldstein. The Board of Directors has determined all Audit Committee members to be independent as required by Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934.

The Audit Committee selects the Company’s independent accountants, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, related-party transactions, when appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committee’s responsibilities also include the development of policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations. The Audit Committee met nine times during 2008 and has met twice to date in 2009, including meetings in early 2009 to review the results of the audit of the Company’s 2008 financial statements by its independent accountants and other related matters, as reported below.

Compensation Committee

The Company’s Compensation Committee Charter is available on the Company’s website, www.fxenergy.com. The Compensation Committee is responsible for reviewing performance of senior management, recommending compensation, and developing compensation strategies and alternatives throughout the Company. The Compensation Committee met five times during 2008 and has met once to date during 2009, in addition to several informal telephone meetings throughout 2008. The Compensation Committee of the Board of Directors is composed of four independent directors: Arnold S. Grundvig, Jr., its Chairman, Richard Hardman, Dennis B. Goldstein, and H. Allen Turner.

Nomination and Governance Committee

The Company’s Nomination and Governance Committee Charter is available on the Company’s website, www.fxenergy.com. The Nomination and Governance Committee is responsible for recommendations to the Board of Directors respecting corporate governance principles; prospective nominees for director; Board member performance and composition; function, composition, and performance of Board committees; succession planning; director and officer liability insurance coverage; and directors’ responsibilities. The Nomination and Governance Committee met four times during 2008 and has met once to date during 2009. The Nomination and Governance Committee of the Board of Directors is composed of four independent directors: Dennis B. Goldstein, its Chairman, Richard Hardman, H. Allen Turner, and Arnold S. Grundvig, Jr.

When considering candidates for directors, the Nomination and Governance Committee takes into account a number of factors, including the individual’s reputation for judgment, skill, integrity, and other relevant qualities; relevant business experience; level of professional accomplishments; independence from management under both NASDAQ and Securities and Exchange Commission definitions; existing commitments to other businesses; potential conflicts of interest with other pursuits; corporate governance background and experience; financial and accounting background for Audit Committee candidates; and the size, composition, and experience of the existing Board of Directors.

The committee will also consider candidates for directors suggested by stockholders using the above factors. Stockholders wishing to suggest a candidate for director should write to Scott J. Duncan, Secretary of the Company, and include a statement that the writer is a stockholder of record and is proposing a candidate for consideration by the committee; the name of and contact information for the candidate; a statement that the candidate is willing to be considered and would serve as a director if elected; a statement of the candidate’s business and educational experience, preferably in the form of a resume or curriculum vitae; information regarding each of the factors identified above, other than facts regarding the existing Board of Directors, that would enable the committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier, or competitor of the Company; and detailed information about any relationship or understanding between the stockholder and the proposed candidate.

Before nominating a sitting director for reelection at an annual meeting, the committee considers the director’s performance on the Board of Directors and attendance at Board of Directors’ meetings, and whether the director’s reelection would be consistent with the Company’s governance guidelines and ability to meet all applicable corporate governance requirements.

When seeking candidates for director, the committee may solicit suggestions from incumbent directors, active stockholders, management, or others. After conducting an initial evaluation of the candidates, the committee will interview candidates that the committee believes might be suitable for a position on the Board of Directors. The committee may also ask the candidate to meet with management. If the committee believes the candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s nomination.

Rights Redemption Committee

In connection with the adoption of a stockholder Rights Agreement, the Board of Directors formed a Rights Redemption Committee during 2007 to perform certain functions in accordance with such agreement. The Rights Redemption Committee must consist of at least three continuing directors, a majority of whom may not be Company employees, and may consist of the entire Board of Directors. All current directors are members of the Rights Redemption Committee. The Rights Redemption Committee did not meet during 2008.

Policy on Stockholder Communications with Directors

Company stockholders that want to communicate with the Board, any of its committees, or with any individual director can write to the Company at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106. Such letter should indicate that it is from a Company stockholder. Depending upon the subject matter, management will:

•	forward the communication to the director, directors, or committee to whom it is addressed;
•	attempt to handle the inquiry directly if it is a request for information about the Company or other matter appropriately dealt with by management; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board of Directors’ meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the directors and make those communications available to the directors on request.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer, principal financial officer, and its principal accounting officer. The Code of Ethics is available on the Company’s website, www.fxenergy.com.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines to assist its directors in promoting the best interests of the stockholders in terms of corporate governance, fiduciary responsibilities, compliance with applicable law and regulations, and maintenance of accounting, financial, or other controls. The Corporate Governance Guidelines are available on the Company’s website, www.fxenergy.com.

Stockholder Proposals

No proposals have been submitted by the Company’s stockholders for consideration at the Annual Meeting. It is anticipated that the next annual meeting of stockholders will be held during June 2010. Stockholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 2010 annual meeting of stockholders, provided such proposals are received by the Company no later than December 31, 2009, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Company’s Articles of Incorporation and Bylaws.

PROPOSAL 1.	ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. At the Annual Meeting, three directors will be elected to serve three-year terms.

The Board of Directors has nominated Richard B. Hardman, Jerzy B. Maciolek, and H. Allen Turner for election as directors of the Company at the Annual Meeting, each to serve for a term of three years expiring at the 2012 annual meeting and until his successor is elected and qualified. The Company’s Nomination and Governance Committee and the Board of Directors unanimously approved the nominations.

Votes will be cast, pursuant to authority granted by the enclosed proxy when properly executed and returned to the Company, for the election of the named nominees as directors of the Company, except as otherwise specified in the proxy. In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person as may be designated by the Board of Directors. The Company’s officers are elected at the annual meeting of the Board of Directors to hold office until their respective successors are elected and qualified. The information concerning the nominees and directors and their security holdings has been furnished by them to the Company. Biographical information and business experience of each person nominated and for each director whose term of office will continue after the Annual Meeting are discussed above. (See “Corporate Governance: Executive Officers, Directors.”)

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of nominees Richard B. Hardman, Jerzy B. Maciolek, and H. Allen Turner, to serve in such capacities until the expiration of their term at the 2012 annual meeting of stockholders and until their successors are elected and qualified.

Vote Required

Directors are elected by the affirmative vote of the holders of a plurality of the shares of common stock voted at the Annual Meeting. Abstentions and broker nonvotes will not be counted in the election of directors.

PROPOSAL 2.	RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP (PwC) has served as the Company’s independent registered public accounting firm since 1995. The Audit Committee has appointed PwC to act in that capacity for the year ending December 31, 2009.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy and a desirable corporate governance practice to request that the stockholders ratify the appointment of PwC as the Company’s independent registered public accounting firm. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for that nonratification and determine whether to retain PwC or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may determine to engage a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

It is anticipated that representatives of PwC will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

Recommendation of the Board of Directors

The Board of Directors recommends voting “FOR” the ratification of the appointment by the Audit Committee of PwC as the Company’s independent registered public accounting firm.

Vote Required

The ratification of PwC as the Company’s independent registered public accounting firm requires the affirmative vote of more shares than vote against such ratification. Abstentions and broker nonvotes will not be counted on this matter.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2009, the name and shareholdings of each person that owns of record, or was known by the Company to own beneficially, 5% or more of the common stock currently outstanding; the name and shareholdings of each director; and the shareholdings of all executive officers and directors as a group. Unless indicated otherwise in the footnotes, each person named below has, to the best of the Company’s knowledge, sole voting and investment power with respect to all shares of common stock shown as beneficially owned by each person:

	Amount and Nature of	Percent
Name	Beneficial Ownership	of Class(1)

Directors:
David N. Pierce(2)	537,118	1.3%
Thomas B. Lovejoy(3)	853,281	2.0%
Jerzy B. Maciolek(4)	404,948	1.0%
Arnold S. Grundvig, Jr.(5).	35,400	0.1%
Dennis B. Goldstein(6).	118,540	0.3%
Richard F. Hardman(7)	186,205	0.4%
H. Allen Turner	11,866	0.0%

All executive officers and directors as a group (10 persons)(8)	3,203,305	7.3%

_______________

(1)

Calculations of total percentages of ownership outstanding for each person or group assume the exercise of derivative securities that are exercisable within 60 days of the table date by the individual or group to which the percentage relates, pursuant to Rule 13d-3(d)(1)(i).

(2)

The calculation of beneficial ownership includes 255,000 shares subject to outstanding options that are exercisable within 60 days of the table date, 34,000 shares held by David N. Pierce as custodian for his children, and 55,827 shares held in Mr. Pierce’s retirement accounts.

(3)

The calculation of beneficial ownership includes 225,000 shares subject to outstanding options that are exercisable within 60 days of the table date, 176,000 shares held in trust for the benefit of Thomas B. Lovejoy’s children, 87,513 shares held in Mr. Lovejoy’s retirement accounts, 10,000 shares held by Mr. Lovejoy’s spouse’s IRA account, and 200,000 shares held by Lovejoy & Associates, Inc. (of which Mr. Lovejoy is sole owner).

(4)

The calculation of beneficial ownership includes 315,000 shares subject to outstanding options that are exercisable within 60 days of the table date and 40,513 shares held in Mr. Maciolek’s retirement account.

(5)	The calculation of beneficial ownership includes 26,000 shares subject to outstanding options that are exercisable within 60 days of the table date.
(6)	The calculation of beneficial ownership includes 46,000 shares subject to outstanding options that are exercisable within 60 days of the table date.
(7)	The calculation of beneficial ownership includes 121,776 shares subject to outstanding options that are exercisable within 60 days of the table date.
(8)	The calculation of beneficial ownership includes 1,579,776 shares subject to outstanding options that are exercisable within 60 days of the table date.

Equity Compensation Plans

Number of Securities
	Number of		Remaining Available
	Securities To Be	Weighted-Average	for Future Issuance under
	Issued upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans
approved by security holders	2,694,862	$4.15	226,741

Since inception, the Company has issued options pursuant to stock option and award plans that have been adopted by the Board of Directors and approved by the stockholders. As of December 31, 2008, the Company had outstanding options and unvested restricted stock awards of 2,694,862 shares under plans that have been approved by the stockholders. The Company will not grant any compensatory options to officers, directors, or employees outside of stockholder-approved plans.

In addition to the specific provisions noted below, all such outstanding options and restricted stock awards provide for antidilution adjustments to the number of shares issuable and the exercise or conversion price in the event of any stock split, stock dividend, or recapitalization of the Company’s common stock; restrict transfer; require the Company to reserve for issuance that number of shares issuable on exercise or conversion; require notice to the holder prior to certain extraordinary corporate events; require payment of the exercise price of options and warrants in cash or in such other type of consideration as specifically noted; are fully vested and exercisable unless otherwise indicated; and contain other similar miscellaneous items.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons that own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto filed with the Securities and Exchange Commission during or respecting the last fiscal year ended December 31, 2008, no person that, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company, or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The Board of Directors has adopted a written Related Party Transactions Policy for the review, approval, or ratification of related-party transactions and has given the Audit Committee the responsibility for overseeing the policy. Related-party transactions consist of all current or proposed transactions, regardless of dollar value, in which the Company is a participant and any director, executive officer, or immediate family member of any director or executive officer has a direct or indirect material interest. The policy requires all related-party transactions to be approved by the Audit Committee, which takes into account, among other things, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under similar circumstances and the materiality of the related person’s interest in the transaction. The Company is not aware of any related-party transactions that would require disclosure.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board of Directors in fulfilling its responsibilities relating to executive compensation. The Compensation Committee is responsible for overseeing the Company’s compensation programs. The Compensation Committee, on behalf of and in certain instances subject to the approval of the Board of Directors, reviews and approves compensation programs for certain executive officer positions. In this context, the Compensation Committee reviewed and discussed with management the Company’s compensation discussion and analysis required by Section 402(b) of Regulation S-K. Following the reviews and discussions referred to below, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

The Compensation Committee:
Arnold S. Grundvig, Jr., Chairman
Dennis B. Goldstein
Richard Hardman
H. Allen Turner

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this section, the Company discusses certain aspects of its compensation program as they pertain to its principal executive officer, principal financial officer, and three other most highly compensated executive officers in 2008. The Company refers to these five persons throughout as the “Named Executive Officers.” The Company’s discussion focuses on compensation and practices relating to its most recently completed fiscal year.

The Company believes that the performance of each of the Named Executive Officers has the potential to directly impact both its short- and long-term results of operations. The Company places considerable importance on the design and administration of the executive compensation program.

Executive Compensation Philosophy

FX Energy is a unique independent oil and gas company. As the only US-based company whose focus is on early-stage exploration in Poland and one of only a few of its size that operates outside the United States, the Company faces many challenges that go beyond the typical risks associated with an established oil and gas company operating domestically. These challenges include working with Poland’s governmental agencies as new energy policies and practices evolve, enhancing the knowledge base of the local industry, and working through a frequently changing political climate. In addition, the Company faces the risk of doing business in a former communist country, whose exploration and environmental laws are continuing to evolve, and having a national oil company as the partner and operator of many of the Company’s significant exploration projects, which means the Company often cannot control the timing and nature of its operations.

In addition, while the Company has recently been successful in its drilling operations and has begun to establish reserves and production, it continues to face significant exploration risk as it moves forward. The Company recognizes its risk profile and considers this and its unique operating circumstances when it evaluates and sets executive compensation.

            The Company’s philosophy is that compensation paid to Named Executive Officers should generally be correlated to the trends and levels of the Company’s peers and should be designed to align the employees’ interests with the performance of the Company on both a short- and long-term basis. Accordingly, a significant portion of total compensation is directly related to Company performance. In order to build a direct link between stockholder interests and executive compensation, the Company has equity and cash incentive compensation programs that may account for a majority of an officer’s compensation. This practice parallels the compensation practices of its peer group. In order to attract and retain the best talent, the Company must compensate at a level that reflects the demand for talented executives, especially in a cyclical industry environment. In view of these circumstances, the Compensation Committee must balance pay for performance with the compelling need to attract, retain, and incentivize senior executives. The Compensation Committee has the discretion to reward executives for superior performance or to decrease compensation for inferior performance.

The Company’s executive compensation program, which is administered by the Compensation Committee, consists of five key elements: base salary, annual cash incentives, long-term incentives, retirement compensation, and other employee benefits. The benefit plans are designed to encourage retention and reward long-term employment. In addition, the Compensation Committee believes perquisites for senior executives should be extremely limited in scope and value and should also be restricted to those types of perquisites that are available to all employees.

The Company’s compensation philosophy for Named Executive Officers distinguishes between the compensation opportunities made available to the Named Executive Officers and the compensation actually paid to them. The actual amount ultimately realized by individual Named Executive Officers from their total compensation opportunities (other than base salary), if any, is dependent upon the Company’s actual operational, financial, and/or stock price performance as well as individual performance. Accordingly, if overall results fail to meet the goals established for the compensation opportunities, then earned compensation is likely to fall below the peer group’s mean compensation depending upon the performance of the companies within that group.

Benchmarking Against Peer Companies

The Company uses both survey data and public information as a framework in structuring the total compensation opportunities provided to Named Executive Officers such that the average total compensation of the peer group can serve as an input. Actual compensation paid will be higher or lower than peer group averages depending on a number of factors, including Company and individual performance, performance of the peer group, accomplishment of Company goals, Company financial condition, and industry and economic conditions generally.

The Compensation Committee annually reviews competitive executive compensation based on public company data compiled by Equilar, Inc. The public company data is further benchmarked, for comparative purposes, with the annual Mercer Human Resource Consulting Energy Compensation Survey, which contains data on both public and private companies, segregated by size and geographical location. The Company does not engage an independent compensation consultant.

In analyzing and determining 2008 compensation levels, the Company reviewed comparative compensation data for certain US-traded public companies engaged in the oil and gas business that were similar to the Company in the areas of market capitalization, annual revenues, and enterprise value. The Company believes that these criteria were effective in yielding an appropriate peer group of comparable companies. The benchmarking results provided background and context for Compensation Committee decisions; the information regarding peer companies and pay practices of the peer group assisted in its analysis but did not govern the Compensation Committee’s award determination for any particular Named Executive Officer. The peer group, which is the same group used in analyzing 2007 compensation, included the following companies:

Abraxas Petroleum	Isramco
Aurora Oil & Gas	Panhandle Royalty
Barnwell Industries	Quest Resources
Credo Petroleum	Ram Energy Resources
Crimson Exploration	Royale Energy
Double Eagle Petroleum	Teton Energy
Endeavour International	Toreador Resources
GASCO Energy	Transmeridian Exploration
Gastar Exploration	Tri Valley
Harken Energy

As part of the total compensation review process, the Compensation Committee reviews each element and the mix of compensation that comprises the total executive compensation package. This process includes comparing historical data for the executives in the peer group to similar data for the Company’s executives as a group, or individually in the case of the Chief Executive Officer. With the assistance of the Chief Executive Officer, the Compensation Committee also makes an assessment of skills, experience, and achievements of the Named Executive Officers as a group and individually. To support its compensation objectives, the Compensation Committee may adjust elements of compensation for the Company’s executives to align them with the various elements of the peer group executives. In addition to adjusting the allocation among elements of compensation for the executive group or Chief Executive Officer, as the case may be, individual pay may differ for any executive based on individual performance, tenure, and a subjective assessment of future potential. The Company may also adjust base salary or long-term equity pay based on internal equity among the executive group.

In executive session, the Compensation Committee determines compensation for the Chief Executive Officer based on his performance, using the benchmarked data as a reference point. The Compensation Committee then determines the amount of each executive’s compensation. The Compensation Committee considers each of the factors comprising performance results in determining the amount of each executive’s compensation.

Base Salary

To remain competitive with compensation levels of executives at comparable companies, the Company targets the base pay of its Named Executive Officers at about the average of the peer group of companies identified above. The Company believes that targeting base pay at a competitive level helps fulfill its compensation program objective of attracting and retaining high-quality executives. Each Named Executive Officer’s salary relative to this competitive framework varies based on the level of his responsibility, experience, time in position, internal equity considerations, and individual performance and is reviewed by the Compensation Committee on an annual basis. Specific salary adjustments take into account these factors and the current market for management talent.

Analysis of 2008 Salaries

As a result of its review of peer group and other compensation data available, including current compensation trends and talent demand in the oil and gas industry, and consideration of the Company’s financial condition, the Compensation Committee increased the base salary of four Named Executive Officers, including the Chief Executive Officer, during 2008 by 5% from 2007 levels. The remaining Named Executive Officer received a salary increase of 14% to bring him more in line with peer group averages for his position. In late 2008, the Company determined to freeze all then-current salaries for 2009. The Compensation Committee also considered the impact of inflation in reviewing compensation levels. In total, the Compensation Committee anticipated that the executive group’s combined base salaries would be at or slightly higher than the average of its peer group.

Annual Cash Incentives

As part of each Named Executive Officer’s performance-based compensation, the Company maintains the FX Energy Cash Bonus Plan (the “Plan”). The purpose of the Plan is to take a significant portion of the Named Executive Officer’s total compensation and vary the amount actually paid based on the performance of the Company and the individual officer with respect to goals that are set to enhance shareholder value over the long term.

The Plan calls for the Compensation Committee to review certain corporate performance criteria as it relates to its peers and leaves the Compensation Committee the discretion to consider the achievement of other specific corporate objectives, individual contributions, general economic conditions, and other factors when making incentive awards for each year. The Compensation Committee uses this information to determine an annual incentive award. The Plan provides for an interim award at year-end, followed by a final payment later in the year, which may be zero, once all peer group prior year performance data becomes available.

            The Compensation Committee sets target awards as a percentage of base salary at about the estimated average of peer group award percentages. The Company’s success in meeting its corporate objectives, reviewed at year-end, and each particular Named Executive Officer’s role in meeting those objectives are used to determine whether the actual award should be above, below, or at the anticipated peer group average.

For 2008, the Compensation Committee reviewed corporate performance relative to its peer group in the areas of oil and gas reserve growth per share, revenue growth per share, share price growth, and finding costs. The Compensation Committee believes that success in these four areas enhances shareholder value in both the short and long terms. Success in the areas of reserve additions and revenue growth, in particular, reflect the Company’s positive achievements in implementing its business model of translating early-stage exploration efforts into tangible assets and cash flow. Lower than industry-average finding costs demonstrate the Company’s ability to find and drill exploration targets that contribute meaningfully to increases in reserve volumes and values. Relative changes in share price reflect the market’s recognition of the Company’s progress in implementing its business model.

At year-end 2008, the Company made an estimate of its relative success for each of the four measures. For the stock price measure, the Company used actual data. For revenue growth, reserve growth and finding costs, the Company’s interim calculation was made with reference to the peer group’s three-year (2005-2007) trailing averages.

Analysis of 2008 Incentive Awards

In evaluating 2008 corporate accomplishments, the Compensation Committee noted the following with respect to corporate performance components:

Reserve Growth per Share

At year-end 2008, the Company estimated its reserve volumes per share would increase 30% from 2007 levels. From 2005 to 2007, the average annual increase in reserve volumes per share from the Company’s peer group was (12%). For interim award purposes, the Compensation Committee determined that the Company outperformed the peer group for this metric.

Revenue Growth per Share

At year-end 2008, the Company estimated its revenue per share would decrease by 12% from 2007 levels. From 2005 to 2007, the average annual increase in revenue per share from the Company’s Peer group was 2%. For interim award purposes, the Compensation Committee determined that the Company underperformed the peer group for this metric.

Finding Costs

At year-end 2008, the Company estimated its 2008 finding costs would be approximately $2.50 per Mcfe. From 2005 to 2007, the average finding cost per Mcfe for the Company’s peer group was $3.36. For interim award purposes, the Compensation Committee determined that the Company outperformed the peer group for this metric.

Share Price

During the calendar year 2008, the Company’s share price declined by 51% from its closing price on December 31, 2007, compared to an average decline of 62% experienced by the Company’s peer group. For interim award purposes, the Compensation Committee determined that the Company outperformed the peer group for this metric.

            In determining 2008 compensation, particularly with regard to incentive and equity awards, the Compensation Committee recognized that the Company significantly exceeded several of its 2008 objectives and accomplished its most important goals, although it did not accomplish every objective. Taken as a whole, the Compensation Committee felt that overall corporate performance exceeded that of its peer group. However, because of the world-wide economic crisis, the Compensation Committee elected to use its discretion in determining an incentive award for 2008 without regard to the provisions of the bonus plan as follows:

	2008	2007
Executive Officer	Award	Award
Pierce, David N.	$98,000	$227,500
Maciolek, Jerzy	73,000	297,000
Pierce, Andrew W.	73,000	148,500
Lovejoy, Thomas B.	48,000	112,500
Newton, Clay	40,500	114,469

The Compensation Committee anticipates reviewing the 2008 award later in the year to determine whether or not increases for 2008 are appropriate in view of the global economic situation and the Company’s liquidity position.

Long-Term Incentives

Equity Awards

The Company maintains several equity compensation plans under which it makes an annual grant of stock awards to eligible Named Executive Officers. Equity incentives represent a significant element of the Company’s total compensation program. As with other elements, the value received through various stock-based awards is included in the Company’s annual total compensation review process. Each year, the Company collects and reviews competitive data from the peer group specifically on the use of and value received through equity incentives. From this data, management develops and recommends annual awards. The Company’s philosophy is that the award opportunity should match the range of awards made by its peers. Individual awards are then further modified, based on a subjective assessment of individual performance, contribution, and future potential.

Over the past few years, significant accounting rule changes have led the Company to review its previous stock option award programs and focus more closely on stock utilization, including the consideration of overhang and annual run rates. As a result, the Company has discontinued certain stock option awards under its equity compensation plans. In 2005, the Company began issuing restricted stock awards to the majority of eligible senior management as its primary long-term equity incentive. Restricted stock awards provide value in the form of Company stock while resulting in lower share usage and lower dilution than the use of certain other types of equity awards. In addition, the vesting conditions (discussed below) and opportunity for long-term capital appreciation, which are characteristic of restricted stock awards, help the Company achieve its objectives of management retention and linking pay to the Company’s long-term shareholder value. Restricted stock awards do not offer dividend or voting rights until they vest and shares are subsequently released to the grantee.

Analysis of 2008 Equity Awards

The Compensation Committee believes that the Company’s equity component of compensation for senior executives was low compared to the average of the peer group; however, in view of the remaining number of shares available for future issuance, the award remained unchanged for 2008.

Vesting and Other Restrictions

Annual equity awards granted under the Company’s equity compensation plans typically vest 33% on each of the first three anniversaries of their grant date, contingent on continued employment with the Company. With respect to supplemental awards, the Company may use a shorter or longer vesting period depending upon the Company’s retention objectives for the individual recipient. The Company believes that these provisions serve its objectives of retention and connecting the executives’ long-term interests to those of the Company and its shareholders.

Grant Timing and Pricing

The Company grants annual stock awards generally at or near its regularly scheduled, fourth quarter Board meeting each year. Notwithstanding its grant schedule, the Company does not grant stock awards prior to the release of material, nonpublic information that is likely to result in change in the Company’s stock price. The Company may change the date upon which equity awards are granted if there is unreleased material, nonpublic information.

Retirement Compensation

The Company does not offer a traditional pension plan. The Company does have a 401(k) Stock Bonus Plan under which it makes annual contributions, in the form of FX Energy stock, to the retirement account of each of its Named Executive Officers. Each Named Executive Officer is encouraged to retain the contributed stock, and as of the date of this report, no Named Executive Officer has sold any of the shares so contributed. The Compensation Committee believes that offering this plan to executives is critical to achieve the objectives of attracting and retaining talent, particularly because the Company does not offer a defined benefit pension plan or any employee stock purchase, employee stock ownership, deferred compensation, or supplemental early retirement plans.

Other Compensation

The Company offers limited other perquisites and benefits to its Named Executive Officers, which are reflected in the relevant tables and narratives that follow. The executives participate in basic Company-wide plans and programs such as group medical, dental, and life insurance in accordance with the terms of the programs and on the same terms as all other domestic administrative employees. The Company does not offer disability insurance, automobile allowances, Company-provided automobiles, club memberships/dues, financial planning allowances, security services, first class air travel, or sign-on or retention bonuses.

Internal Pay Equity

The Company’s core compensation philosophy is to pay its Named Executive Officers competitive levels of compensation that reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve its business objectives. While comparisons to compensation levels of similarly situated executives at companies in its peer group is beneficial in assessing the competitiveness of its various programs, the Company recognizes that its compensation programs must also be internally consistent and equitable. The Compensation Committee evaluated the mix of the individual elements of compensation paid to the Company’s Named Executive Officers, as well as the overall composition and responsibilities of the executive team. The Company does not have a formal policy that addresses Chief Executive Officer compensation multiples as they relate to other Named Executive Officers; however, the Chief Executive Officer’s total compensation has historically been less than 135% of the average total compensation of the other Named Executive Officers.

FX Energy was originally founded by three individuals, David N. Pierce (currently the Chief Executive Officer), Andrew W. Pierce, and Jerzy B. Maciolek. In recognition of their initial vision and ongoing contribution to the Company’s success, the Company has determined that the salaries of Mr. Andrew W. Pierce and Mr. Maciolek be set at the same level.

2008 Compensation Summary

As discussed previously, in determining 2008 compensation, particularly with regard to incentive and equity awards, the Compensation Committee recognized that the Company significantly exceeded several of its 2008 objectives and accomplished its most important goals, although it did not accomplish every objective. Taken as a whole, the Compensation Committee felt that overall corporate performance exceeded that of its peer group. However, because of the world-wide economic crisis, the Compensation Committee, with supporting input from the Executive Officers, elected to keep bonuses low and hold 2009 salaries flat. The Company believes that total compensation delivered to the Executive Officers as a group for each of the last three years is below the average total compensation of its peers.

Impact of Internal Revenue Code Section 162(m)

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the Company’s federal income tax deductions for compensation expense in excess of $1 million paid to Named Executive Officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements.

No Named Executive Officer of FX Energy, including its Chief Executive Officer, has received compensation in any given year in excess of $1 million.

2008 Summary Compensation Table

The following table summarizes the compensation of the Company’s Chief Executive Officer and its four highest paid executive officers other than its Chief Executive Officer for the fiscal year ended December 31, 2008.

				Stock	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)
David N. Pierce	2008	$367,500	$ 98,000	$242,459	$ 69,125	$ 777,084
President, Chief Executive Officer	2007	350,000	227,500	246,359	67,685	891,544
	2006	350,000	80,000	264,284	65,106	759,390

Thomas B. Lovejoy	2008	262,500	48,000	174,206	72,283	556,989
Chairman, Executive Vice President	2007	250,000	112,500	202,777	70,312	635,589
	2006	250,000	-	224,483	67,645	542,128

Andrew W. Pierce	2008	283,500	73,000	220,192	55,194	631,886
Vice President Operations	2007	270,000	148,500	223,185	52,007	693,692
	2006	260,000	85,800	236,826	48,591	631,217

Jerzy B. Maciolek	2008	283,500	73,000	220,192	68,545	645,327
Vice President Exploration	2007	270,000	297,000	312,085	60,629	939,714
	2006	260,000	85,800	370,358	62,444	778,602

Clay Newton	2008	210,000	40,501	152,640	61,994	465,135
Vice President Finance	2007	185,000	114,469	164,357	54,212	518,038
	2006	175,000	55,000	186,452	50,525	466,977

________________

(1)

The amounts included in the “Stock Awards” column represent the compensation cost the Company recognized in the fiscal years ended December 31, 2008, 2007 and 2006, related to restricted stock and stock option awards it granted during those fiscal years and prior fiscal years, in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 1 to the Company’s consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2008. The table below shows the 2008 stock grants to each of the named executives:

Name	Restricted Shares
David N. Pierce	42,000
Thomas B. Lovejoy	24,000
Andrew W. Pierce	37,500
Jerzy B. Maciolek	37,500
Clay Newton	22,500

(2)	The amounts reported for each of the named executives in “All Other Compensation” for 2008 are shown below (in dollars):

	Registrant Contributions
	to Defined Contribution	Medical / Dental / Life
Name	Plans	Insurance Premiums
David N. Pierce	$46,000	$23,125
Thomas B. Lovejoy	46,000	26,283
Andrew W. Pierce	46,000	9,194
Jerzy B. Maciolek	46,000	22,545
Clay Newton	42,000	19,994

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company maintains the following executive compensation programs for its Named Executive Officers:
•	Base salary
•	Annual cash incentive compensation
•	Equity-based awards
•	Retirement benefits
•	Other employee benefits
•	Employment and change in control agreements

The Company includes further details regarding these programs, including information on performance criteria and vesting provisions, in the “Compensation Discussion and Analysis—Executive Compensation Philosophy” section on page 9.

Outstanding Equity Awards at 2008 Year-End

The following table reflects outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008, for each of the named executives. The table also reflects unvested and unearned stock awards:

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number	Value of
			Incentive					of	Unearned
	Number of		Plan				Market	Unearned	Shares,
	Securities		Awards:			Number of	Value of	Shares,	Units or
	Underlying	Number of	Number of			Shares or	Shares or	Units or	Other
	Unexer-	Securities	Securities			Units of	Units of	Other	Rights
	cised	Underlying	Underlying			Stock	Stock	Rights	That
	Options (#)	Unexercised	Unexercised	Option	Option	Held That	That Have	That Have	Have
	Exer-	Options (#)	Unearned	Exercise	Expiration	Have Not	Not	Not	Not
Name	cisable(1)	Unexercisable	Options(#)	Price($)	Date	Vested(#)	Vested($)(2)	Vested(#)	Vested($)

David N. Pierce	-	-	-	-	-	80,000(3)	$223,200	-	-
	85,000	-	85,000	2.40	08/14/09	-	-	-	-
	85,000	-	85,000	3.98	10/27/10	-	-	-	-
	85,000	-	85,000	8.37	08/31/11	-	-	-	-
Thomas B. Lovejoy	-	-	-	-	-	48,000(4)	$133,920	-	-
	75,000	-	75,000	2.40	08/14/09	-	-	-	-
	75,000	-	75,000	3.98	10/27/10	-	-	-	-
	75,000	-	75,000	8.37	08/31/11	-	-	-	-
Andrew W. Pierce	-	-	-	-	-	71,666(5)	$199,948	-	-
	75,000	-	75,000	2.40	08/14/09	-	-	-	-
	75,000	-	75,000	3.98	10/27/10	-	-	-	-
	75,000	-	75,000	8.37	08/31/11	-	-	-	-
Jerzy B. Maciolek	-	-	-	-	-	71,666(6)	$199,948	-	-
	65,000	-	65,000	$2.40	08/14/09	-	-	-	-
	75,000	-	75,000	3.98	10/27/10	-	-	-	-
	175,000	-	175,000	8.37	08/31/11	-	-	-	-
Clay Newton	-	-	-	-	-	45,000(7)	$125,550	-	-
	5,000	-	5,000	$2.40	08/14/09
	39,000	-	39,000	3.20	10/01/10	-	-	-	-
	42,000	-	42,000	3.98	10/27/10	-	-	-	-
	55,000	-	55,000	8.37	08/31/11	-	-	-	-
(1)

The Company granted all options seven years prior to the expiration date. The options vest ratably over a three-year period beginning with the first third vesting one year after the date of grant, the second third vesting two years after the date of grant, and the final third vesting three years after the date of grant.

(2)	Market value of shares of stock that have not vested is based on the December 31, 2008, closing market price for a share of the Company’s common stock, which was $2.79.

(3)

Mr. Pierce’s restricted shares will vest as follows: 38,000 shares on December 21, 2009; 28,000 shares on December 21, 2010; 14,000 shares on December 21, 2011. All of the restricted shares will also vest if the Company terminates his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

(4)

Mr. Lovejoy’s restricted shares will vest as follows: 24,000 shares on December 21, 2009; 16,000 shares on December 21, 2010; 8,000 shares on December 21, 2011. All of the restricted shares will also vest if the Company terminates his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

(5)

Mr. Pierce’s restricted shares will vest as follows: 34,166 shares on December 21, 2009; 25,000 shares on December 21, 2010; 12,500 shares on December 21, 2011. All of the restricted shares will also vest if the Company terminates his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

(6)

Mr. Maciolek’s restricted shares will vest as follows: 34,166 shares on December 21, 2009; 25,000 shares on December 21, 2010; 12,500 shares on December 21, 2011. All of the restricted shares will also vest if the Company terminates his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

(7)

Mr. Newton’s restricted shares will vest as follows: 22,500 shares on December 21, 2009; 15,000 shares on December 21, 2010; 7,500 shares on December 21, 2011. All of the restricted shares will also vest if the Company terminates his employment other than for cause or if he dies or becomes disabled. Restricted stock awards also vest fully on a change in control.

Option Exercises and Stock Vested During 2008

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)(1)	Acquired on Vesting (#)	on Vesting ($)(2)
David N. Pierce	60,000	$171,000	42,000	$115,080
Thomas B. Lovejoy	50,000	215,500	24,000	65,760
Andrew W. Pierce	50,000	15,500	37,500	102,750
Jerzy B. Maciolek	-	-	37,500	102,750
Clay Newton	-	-	22,500	61,650
(1)	This value is the difference between the option exercise price and the market value of the underlying shares on the date of exercise, multiplied by the number of shares.
(2)	This value is the market value of the shares on the vesting date multiplied by the number of shares.

Other Potential Post-Employment Compensation

As discussed previously, the Company faces many risks that are not shared by the majority of its peer group companies. In addition to these risks, the Company’s executive officers are required to spend a considerable amount of time out of the country as the Company pursues its business objectives. Further, the Company’s analysis of the accumulated wealth of its Named Executive Officers shows that a significant portion of their individual net worth is tied to the performance of FX Energy common stock.

In view of the foregoing and as part of its program to retain its key employees, the Company has extended employment and change in control agreements to all of its Named Executive Officers. These are separate agreements, with the employment agreement covering only the terms of employment, and the change in control agreements covering only a change in company control. The following summaries describe potential payments payable to the Company’s Named Executive Officers upon termination of employment or a change in control. The actual payments to executives are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates, as well as the discretion of the Compensation Committee.

Employment Agreements

The Company has entered into agreements with each of its Named Executive Officers providing for the terms of employment. Each of the agreements has an initial term of two and one-half years; provided, however, that such agreements will automatically be renewed each year for successive two and one-half year terms unless the Company delivers to the applicable Named Executive Officer written notice of nonrenewal at least 40 days before the expiration date. All of the agreements were entered into on January 1, 2007. Notwithstanding the foregoing, these agreements automatically terminate upon the earlier of a change in corporate control (as defined in the change in corporate control agreements described below) or such time as the applicable Named Executive Officer ceases to be employed by the Company for any reason.

Change in Control Agreements

The Company also has agreements with its Named Executive Officers providing for certain enhanced severance benefits in the event of the severance of the employment of such Named Executive Officers following a change in corporate control. Each of the agreements has an initial term of one year, and the expiration date will automatically be extended for one additional year unless in the 60-day period immediately preceding any anniversary date of the agreement, either the Company or the applicable Named Executive Officer rejects such automatic extension. These agreements were entered into on January 1, 2007.

David N. Pierce

If the Company terminates Mr. Pierce’s employment other than for cause (as defined in the agreement) or Mr. Pierce resigns for cause (as defined in the agreement), Mr. Pierce will be entitled to severance pay and up to 24 months of continued health care coverage. The severance pay is payable in a lump sum six months after his termination, and is equal to two times the greater of (a) his then current annual salary, or (b) his salary plus bonus compensation for the year most recently ended. In addition, all unvested options, restricted shares, and other equity-based awards will be immediately vested. Under Mr. Pierce’s change in control agreement, Mr. Pierce will be entitled to receive similar severance payments and benefits as those described above if the Company terminates his employment other than for cause within two years after a change in control (as defined in the agreement), or Mr. Pierce’s employment is terminated by death or disability.

Assuming Mr. Pierce’s employment was terminated under the circumstances noted in the table below as of December 31, 2008, payments and benefits to him would have an estimated potential value as follows:

			Value of
			Accelerated
Termination Reason	Cash Severance	Benefits(1)	Equity Awards	Total
Retirement / Voluntary / With Cause	$ -	$ -	$ -	$ -
Without Cause /Change in Control / Death	931,000	42,648	223,200	1,196,848
(1)	Includes two years of group medical, dental, and life insurance premiums.

Named Executive Officers (Other Than David N. Pierce)

Assuming the employment of the Named Executive Officers noted in the tables below was terminated under the circumstances noted in the table on December 31, 2008, payments and benefits to each Named Executive Officer would have estimated potential values as follows:

			Value of
			Accelerated
Termination Reason	Cash Severance	Benefits(1)	Equity Awards	Total
Retirement / Voluntary / With Cause	$ -	$ -	$ -	$ -
Without Cause /Change in Control / Death
Thomas B. Lovejoy	621,000	48,576	133,920	803,496
Andrew W. Pierce	713,000	16,896	199,948	929,844
Jerzy B. Maciolek	713,000	41,592	199,948	954,540
Clay Newton	501,002	36,984	125,550	663,536
(1)	Includes two years of group medical, dental, and life insurance premiums.

2008 Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Company’s Board of Directors in 2008. Directors who are employees of FX Energy are not compensated for their services:

					Change in
	Fees				Pension Value
	Earned			Non-Equity	and
	or			Incentive	Nonqualified	All Other
	Paid in	Stock	Option	Plan	Deferred	Compen-
	Cash	Awards	Awards	Compensation	Compensation	sation
Name	($)(1)	($)(2)	($)	($)	Earnings	($)(3)	Total ($)
Dennis B. Goldstein(4)	$48,000	$ 70,963	-	-	-	$ -	$118,963
H. Allen Turner(5) (8)	51,000	45,344	-	-	-	-	96,344
Richard Hardman(6)	28,000	193,694	-	-	-	57,000	278,694
David L. Worrell(7)	33,000	35,481	-	-	-	-	68,481
Arnold S. Grundvig, Jr.(5)	28,000	35,481	-	-	-	-	63,481
(1)	Non-employee directors receive the following annual cash compensation:
•	An annual retainer of $20,000.
•	An additional annual retainer of $20,000 for the Lead Director.
•	An additional annual retainer of $20,000 for the Capital Markets Director.
•	A fee of $2,000 for each Board meeting attended.
•	An annual retainer of $5,000 for the chairmen of the Audit and Compensation Committees.
•

Each director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities.

(2)	Non-employee directors receive the following annual stock awards:
•	An annual grant of 6,000 shares of restricted stock.
•	An additional annual grant of 6,000 shares of restricted stock for the Lead Director.
•	An annual grant of 27,000 shares of restricted stock for the Technical Advisor.

The amounts included in the “Stock Awards” column represent the compensation cost recognized by the Company during the year ended December 31, 2008, related to stock awards to directors, computed in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 1 to the Company’s consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2008.

(3)	Annual consulting fees of $57,000 for the Technical Advisor to the Board of Directors.
(4)	Lead Director and Chairman of the Nomination and Governance Committee.
(5)

Mr. Grundvig served as Chairman of the Audit Committee until June 4, 2007, at which time Mr. Turner was appointed to serve as Chairman of the Audit Committee. Mr. Grundvig was appointed Chairman of the Compensation Committee in early 2009.

(6)	Technical Advisor to the Board of Directors.
(7)	Mr. Worrell resigned from the Board of Directors effective December 31, 2008. He was formerly Chairman of the Compensation Committee.
(8)	Capital Markets Advisor to the Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in the Annual Report and filed with the Securities and Exchange Commission. The Audit Committee also reviewed the unaudited financial statements filed with the Company’s quarterly reports on Form 10-Q.

The Audit Committee discussed with management and the independent registered public accountants the acceptability and the quality of the accounting principles used in the financial statements. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, the reasonableness of the significant judgments and management decisions made in developing the financial statements, and the independent registered public accountants’ evaluation of the Company’s internal controls.

            The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, including those required by PCAOB AU 380, Communication with Audit Committees. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures required by Public Company Accounting Oversight Board Rule 3526; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and considered whether the provision of nonaudit services was compatible with maintaining the accounting firm’s independence.

The Audit Committee has also discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company’s independent registered public accountants with the Company management and its independent registered public accountants.

The Audit Committee also discussed with management the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Principal Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission. During 2008, the Company did not engage PricewaterhouseCoopers LLP to perform any management or financial information systems design consulting services.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by:	H. Allen Turner, Chairman
Arnold S. Grundvig, Jr.
Dennis B. Goldstein

RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Registered Public Accountants

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2008, for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year, and for reviews of registration statements were $312,000. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2007, for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year, and for reviews of registration statements and for assistance with the Securities and Exchange Commission’s review of the Company’s prior year financial statements were $269,000.

Audit Related Fees

PricewaterhouseCoopers LLP did not bill the Company for any professional services that were reasonably related to the performance of the audit or review of financial statements for either the fiscal years ended December 31, 2008 and 2007, that are not included under Audit Fees above.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for domestic and international tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2008 and 2007, were $0 and $2,300 respectively.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for other services for the fiscal years ended December 31, 2008 and 2007, were $1,500 and $1,500 respectively.

The engagements of PricewaterhouseCoopers LLP to perform all of the above-described services were approved by the Audit Committee before the Company entered into the engagements, and the policy of the Audit Committee is to require that all services performed by the independent registered public accountants be preapproved by the Audit Committee before the services are performed.

OTHER MATTERS

Management does not know of any business other than that referred to herein that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.

By Order of the Board of Directors

FX ENERGY, INC.

Salt Lake City, Utah
April 20, 2009	Scott J. Duncan, Secretary

PROXY

FX ENERGY, INC.

Annual Meeting of the Stockholders of	(This Proxy Is Solicited on Behalf
FX Energy, Inc. on June 10, 2009	of the Company)

The undersigned hereby appoints David N. Pierce and Scott J. Duncan proxies, and each of them, with full power of substitution, to vote all shares of common stock of FX ENERGY, INC. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held in the Sussex Room at Grand America Hotel, 555 South Main Street, Salt Lake City, Utah, on June 10, 2009, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, such proxy will be voted “FOR” each proposal.

To vote in accordance with the Board of Directors’ recommendations, sign below. The “FOR” boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked “AGAINST” below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked “WITHHOLD AUTHORITY” below.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1.

To elect Richard B. Hardman, Jerzy B. Maciolek and H. Allen Turner to serve as directors for a term expiring at the 2012 Annual Meeting of the Stockholders of the Company, and until a successor is elected and qualified. To withhold your vote for any individual nominee, strike a line through such nominee’s name.

Richard B. Hardman	Jerzy B. Maciolek
H. Allen Turner

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment (s) thereof.

FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY	☐

Please print your name and sign exactly as your name appears in the records of the Company. When shares are held by joint tenants, both should sign.

Dated:

Signature	Signature (if held jointly)

Print Name	Print Name

PLEASE MARK, SIGN, DATE, AND
RETURN THIS PROXY TO:	FX ENERGY, INC.
3006 HIGHLAND DRIVE, SUITE 206
SALT LAKE CITY, UTAH 84106
FACSIMILE: (801) 486-5575